SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                            _______________________

                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of l934



                        Date of Report:  April 30, 1996
                       (Date of earliest event reported)


                            _______________________


                          FEDERAL EXPRESS CORPORATION
            (Exact name of registrant as specified in its charter)




                                   Delaware
                           (State of Incorporation)


                  1-7806                        7l-0427007
          (Commission File Number) (IRS Employer Identification No.)



                2005 Corporate Avenue, Memphis, Tennessee 38l32
                   (Address of principal executive offices)




              Registrant's Telephone Number, including area code:
                                (901)  369-3600



ITEM 5.  OTHER EVENTS

            On May 14, 1996, a class-action suit was filed by customers of Federal Express Corporation (the "Company") in the United States District Court for the District of Minnesota. A similar lawsuit was filed on April 30, 1996 in the Superior Court of the State of California which contains substantially similar allegations. Both lawsuits generally allege that the Company has breached its contract with the plaintiffs in transporting packages shipped by them by continuing to collect a 6.25% federal excise tax on the transportation of property shipped by air after the tax expired on December 31, 1995. The plaintiffs in the Minnesota case assert that the benefit to the Company is believed to be in excess of $30,000,000. No amount is specified in the California case. In both cases, the plaintiffs seek certification as a class action, damages as well as an injunction to enjoin the Company from continuing to collect the excise tax referred to above and an award of attorneys fees and costs.

            The Company intends to vigorously defend itself in both cases. No amount has been reserved for these contingencies.


                                   Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FEDERAL EXPRESS CORPORATION



                                   By:   /s/ JAMES S. HUDSON
                                        --------------------------
                                             James S. Hudson
                                             Vice President & Controller
                                             (principal accounting officer)




Dated:  June 5, 1996